UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

FULL CIRCLE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00809	27-2411476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Greenwich Avenue, 2nd Floor

Greenwich, CT, 06830

(Address of principal executive offices including Zip Code)

(203) 900-2100

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On October 31, 2016, Full Circle Capital Corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at which holders of the Company’s common stock, par value $0.01 (the “Common Stock”), approved the merger (the “Merger”) of the Company with and into Great Elm Capital Corp. (“GECC”), pursuant to the agreement and plan of merger, dated June 23, 2016, between the Company and GECC.

At the Special Meeting, of the 22,472,243 shares of common stock outstanding and entitled to vote, 14,402,067 votes were represented at the meeting, or approximately 64.08% of the total outstanding, which was sufficient to constitute a quorum.

The final vote tally, as certified by Broadridge Financial Solutions, Inc., the inspector for the Special Meeting, indicates that the proposal to approve the Merger was approved by the holders of a majority of all of the outstanding shares of the Common Stock entitled to vote.

The final voting results on the proposal to approve the Merger were as follows:

For:	Against:	Abstain:	Broker Non-Votes:

12,035,556	2,024,726	341,785	N/A

In addition to soliciting proxies to vote to approve the Merger, the Company solicited proxies to vote for the adjournment of the Special Meeting, if necessary or appropriate, to allow time to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger. Because there were sufficient votes to approve the Merger at the Special Meeting, it was not necessary to seek an adjournment or postponement of the Special Meeting and, accordingly, the adjournment proposal was not submitted to the Company’s stockholders.

Item 8.01    Other Items

On October 31, 2016, the Company issued a press release which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated October 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULL CIRCLE CAPITAL CORPORATION
(Registrant)

Dated: October 31, 2016	By:	/s/ Michael J. Sell
	Name:	Michael J. Sell
	Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated October 31, 2016.